SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2018 (June 11, 2018)

______________________

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2018, Neuralstem, Inc. (“Company”) held its 2018 Annual Meeting (“Annual Meeting”) at 9:30 a.m. EDT at 20271 Goldenrod Lane, Suite 2059, Germantown, MD 20876. Only stockholders of record as of the close of business on April 24, 2018 (“Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, 15,160,014 shares of the Company’s common stock were issued, outstanding and entitled, of which 10,502,236 shares were represented, in person or by proxy, and which constituted a quorum. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

(a) Proposal 1. The following individuals were elected as the Class I Directors to serve for a three-year term expiring at the 2021 Annual Meeting based upon the following votes:

			Broker
Nominee	Votes For	Votes Withheld	Non-Votes
Scott Ogilvie	1,635,135	271,609	8,595,492
Sandford Smith	1,487,044	419,700	8,595,492

(b) Proposal 2. The ratification of Dixon Hughes Goodman, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
9,743,284	88,229	669,723	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2018	Neuralstem, Inc.

/s/ Richard Daly_________
By: Richard Daly
Chief Executive Officer